SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of August 11, 2009 by and among Weikang Bio-Technology Group Company, Inc., a Nevada corporation (the "Company"), ARC China, Inc., a Shanghai corporation (the "Purchaser"), and for purposes of Sections 2.1(b) and 2.1(c) only, Corporate Stock Transfer, Inc. (the “Escrow Agent”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, up to an aggregate of 4,768,877 shares of its newly-designated Series A Preferred Stock and Warrants exercisable for up to 2,384,438 shares of its Common Stock for an aggregate purchase price of up to $8,345,535 as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the other Transaction Documents, and (b) the following terms have the meanings indicated in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

"Business Day" means any day other than a Saturday, Sunday or any day that is a legal holiday or a day on which the New York Stock Exchange or commercial banks located in New York, New York are permitted or required by law to close.

"Certificate of Designation" means the Certificate of Designation of the preferences, rights, limitations, qualifications and restrictions of the Preferred Shares attached hereto as Exhibit A.

"Closing Date" means the date on which a Closing occurs or is to occur as described in Section 2.1.

"Common Stock" means the common stock of the Company, par value $0.00001 per Share, and any securities into which such common stock shall hereinafter have been reclassified into.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means the 4,768,877 shares of Series A Preferred Stock of the Company offered hereby to the Purchaser.

"Preferred Stock" means the preferred stock of the Company, par value $0.01 per share, and any securities into which such preferred stock shall hereinafter have been reclassified into.

"Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Exhibit B dated as of the date hereof by among the Purchaser and the Company.

“Securities” means the Preferred Shares, Warrants and Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the newly-designated Series A convertible preferred stock of the Company, par value $0.01 per share.

“Share” means a share of the Common Stock of the Company.

“Share Certificate” means any stock certificate representing some or all of the Preferred Shares.

"Purchase Price" has the meaning set forth in Section 2.1(b).

"Transaction Documents" means this Agreement, the Warrant Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Warrants" means the 2,384,438 warrants to purchase Shares at $2.75 per Share for a three-year period, pursuant to the terms of the Warrant Agreement attached hereto as Exhibit C.

"Warrant Shares" means the 2,384,438 Shares underlying the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1           Closing.

(a)           Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, up to an aggregate of 4,768,877 Units at a purchase price of $1.75 per Unit, for an aggregate purchase price of up to $8,345,535 (the "Purchase Price”). Each "Unit" shall consist of (i) one Preferred Share and (ii) one-half Warrant to purchase one Share of Common Stock at an exercise price of $2.75 per Share. For purposes of clarity, the Purchaser shall receive one full Warrant for every two Units purchased. The Purchaser must subscribe for Units in multiples of two.

(b)           Subject to the satisfaction or waiver of the conditions set forth in Section 2.2, the Purchaser may purchase up to an aggregate of 4,768,877 Units pursuant to one or more closings (each, a "Closing"), on such dates as determined by the Purchaser and upon three days notice to the Company, from the date hereof until September 15, 2009. At each Closing, the Purchaser shall deliver to the Escrow Agent the Purchase Price for the number of Units being subscribed for via wire transfer in accordance with the wire instructions set forth on Exhibit D, and the Company shall deliver to the Purchaser a Share Certificate and Warrants for the number of Units being subscribed for. Subject to the satisfaction or waiver of the conditions set forth in Section 2.2, the Purchaser expects to close on up to $1,000,000 in Units on or about August 15, 2009, and hopes to close upon additional Units up to an aggregate of 4,768,877 Units on or before August 31, 2009, but no later than September 15, 2009.

(c)           The Company agrees that an aggregate of $100,000 of the Purchase Price will be retained by the Escrow Agent from the proceeds received in a second Closing (the "IR Cash"), which along with an aggregate of 700,000 Warrants (the "IR Warrants") may be allocated and released to Investor Relations firms for marketing purposes at the sole discretion of the Purchaser. In addition, the Purchaser hereby agrees that it will escrow 3% of the Preferred Shares being purchased (the "IR Shares"), which will be held in escrow for release to investor relations firms at the sole discretion of the Purchaser. Upon the receipt of written instructions executed by the Purchaser, the Escrow Agent will release all or any portion of the IR Cash, the IR Warrants or the IR Shares as designated by the Purchaser in its sole discretion. If any portion of the IR Cash, IR Warrants or IR Shares remain in the escrow account after a period of 12 months from the date of this Agreement, such IR Cash or IR Warrants, if any, shall be released to the Company, and such IR Shares, if any, shall be released to the Purchaser, upon receipt of written request from the Company or the Purchaser, as applicable.

2.2         Conditions to the Closing. Each Closing shall be subject to the following conditions and deliveries:

(a)          At or immediately following each Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           the Share Certificate representing the number of Preferred Shares purchased pursuant to such Closing;

(ii)          Warrant Agreements duly executed by the Company representing the appropriate number of Warrants issued to the Purchaser at such Closing; and

(ii)          the Transaction Documents duly executed by the Company.

(b)          At or prior to each Closing, the Purchaser shall deliver or cause to be delivered:

(i)           to the Escrow Agent, the Purchase Price for the number of Units being purchased pursuant to such Closing; and

(ii)          to the Company, the Transaction Documents, duly executed by each Purchaser.

(c)          The obligations of the Purchaser to consummate the transactions to be effected at each Closing and to pay the portion of the Purchase Price for the Units being purchased pursuant to such Closing are subject to the fulfillment or waiver, on or before each such Closing, of each of the conditions set forth below:

(i)           the Company shall have adopted and filed the Certificate of Designation with the Secretary of State of Nevada;

(ii)          the Company shall have authorized the issuance of (x) the Preferred Shares having the rights, restrictions, privileges and preferences as set forth in the Certificate of Designation and (y) the Warrants;

(iii)         all of the representations and warranties made by the Company in this Agreement, shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date, and all covenants made by the Company and obligations of the Company shall have been performed and complied with in all material respects as of the Closing Date;

(iv)         there shall not be any existing or threatened action, proceeding or order, nor any other material adverse change or event, involving the Company or the Purchaser and which, in the reasonable opinion of the Purchaser, may have the effect of preventing, limiting or delaying the transactions contemplated under this Agreement; and

(v)         the Purchaser shall be satisfied in its sole discretion with the results of its due diligence investigation of the Company, including, but not limited to, with respect to the legal organization and good standing of the Company.

(d)          The obligations of the Company to consummate the transactions to be effected at each Closing and to issue the Preferred Shares and the Warrants being purchased are subject to the fulfillment or waiver, on or before each such Closing, of each of the conditions set forth below:

(i)           the Escrow Agent shall have received the portion of the Purchase Price for the Units being purchased pursuant to such Closing;

(ii)          all of the representations and warranties made by the Purchaser in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date, and all covenants made by the Purchaser and obligations of the Purchaser shall have been performed and complied with in  all material respects as of the Closing Date; and

(iii)           there shall not be any existing or threatened action, proceeding or order, nor any other material adverse change or event, involving the Company or the Purchaser and which, in the reasonable opinion of the Company, may have the effect of preventing, limiting or delaying the transactions contemplated under this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchaser.

(a)           Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Articles of Incorporation or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

(b)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and general principles of equity.

(c)           Capitalization of the Company. The entire authorized capital stock and other equity securities of the Company consist of 100,000,000 Shares and 50,000,000 shares of Preferred Stock. As of the date of this Agreement, there are 25,479,800 Shares issued and outstanding, no shares of Preferred Stock issued and outstanding and no warrants to purchase Shares of Common Stock issued and outstanding. On the date of (and after giving effect to) the Closing (assuming all Units have been purchased), there shall be no more than 25,479,800 Shares issued and outstanding, 4,768,877 shares of Preferred Stock and warrants to purchase an aggregate of 3,084,438 Shares of Common Stock issued and outstanding. Except as set forth in this Section 3.1(c), there is as of the date of this Agreement, and there shall be on the date of the Closing, no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating the Company to issue any additional Shares, shares of Preferred Stock or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Company any Shares, shares of Preferred Stock or other securities of the Company.

(d)           Issuance of Securities. The issuance of the Securities is duly authorized and is free from all taxes, pre-emptive rights, liens and charges with respect to the issuance thereof. The Securities, when issued, sold and delivered in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable, and will be free of liens, taxes, encumbrances, preemptive rights, rights of first refusal, restrictions on voting or restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, and the Purchaser will be entitled to all rights, privileges and preferences as set forth in the Certificate of Designation in force as of the Closing Date. Upon conversion, the Preferred Shares will convert into Shares entitled to the voting and other rights set forth in the Articles of Incorporation. Upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Preferred Shares and Warrants is exempt from registration under the Securities Act.

(e)           No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, including, without limitation, any Person related to Purchaser, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares and Warrants.

(f)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s Articles of Incorporation, Bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a material adverse effect on the Company.

(g)           SEC Filings. The Company has filed with the Securities and Exchange Commission (the "SEC") all forms and reports required to be filed by it in accordance with the Securities Act (in both form and substance), and no such form or report contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2           Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)           Authority. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           Investment Representation. The Purchaser is acquiring the Preferred Shares and the Warrants (and upon conversion of the Preferred Shares, the Shares, and upon exercise of the Warrants, the Warrant Shares) as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, subject, however, to the Purchaser's right (subject to the provisions of this Agreement) at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time or limit the Purchaser’s right to sell the Securities pursuant to the Registration Statement (as defined in the Registration Rights Agreement) or otherwise in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has not been formed solely for the purpose of acquiring the Securities. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. Until the Registration Statement (as defined in the Registration Rights Agreement) becomes effective, and at any time that the Registration Statement is not effective thereafter for any reason, the Company shall take all steps necessary to enable the Purchaser to rely on Rule 144 promulgated under the Securities Act ("Rule 144") to sell the Securities when Rule 144 is available to the Purchaser, including, but not limited to, providing upon the request of the Purchaser a legal opinion at the Company's expense and maintaining current information on file with the SEC.

4.2           Indemnification of the Purchaser. The Company shall indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser and its directors, officers, stockholders, employees, Affiliates and agents from, against, and in respect of any and all Losses (as defined below) asserted against, relating to, imposed upon, or incurred by the Purchaser or its directors, officers, stockholders, employees, Affiliates and agents by reason of, resulting from, based upon or arising out of:

(a)           a breach by the Company of any representation or warranty of the Company contained in or made pursuant to any Transaction Document; or

(b)           a breach by the Company of any covenant or agreement of the Company made in or pursuant to any Transaction Document.

For the purposes of this Agreement, the terms “Loss” and “Losses” mean any and all demands, claims, actions, losses, damages, liabilities (including any direct or indirect indebtedness, guaranty, obligation or responsibility), costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys fees (but excluding any and all punitive damages, and consequential costs, liabilities, losses, judgments, penalties, fines or expenses).

4.3          Covenants of the Company.

(a)           SEC Filings. The Company hereby covenants and agrees that it will file with the SEC on Form 8-K an announcement that it has entered into this Agreement within one day of its execution, and further covenants and agrees that it will file with the SEC additional Form 8-K's disclosing each Closing upon Units purchased hereunder within one Business Day of each such Closing.

(b)           Funding Heilongjiang Transaction. The Company hereby acknowledges and agrees that its wholly-owned subsidiary, Sinary Bio-Technology Holdings Group, Inc. ("Sinary"), has not paid in full the purchase price of 57 million Renminbi (the "Purchase Price") in connection with the acquisition of Heilongjiang Weikang Biotechnology Group Co., Ltd. ("Heilongjiang"), which must be paid on or before June 30, 2010 (such period, including any further extensions, the "Extension Period"). The Company hereby covenants that it will use its best efforts and all available resources to pay, or cause Sinary to pay, the Purchase Price before the end of the Extension Period, which payment may only be made with the approval of the Purchaser.

ARTICLE V
MISCELLANEOUS

5.1           Entire Agreement. The Transaction Documents and the LOI, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email (if designated) prior to 5:00 p.m. (Los Angeles local time) on a Business Day with electronic confirmation of delivery, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email (if designated) on a day that is not a Business Day or later than 5:00 p.m. (Los Angeles local time) on any Business Day, (c) one Business Day following the date of overnight delivery, if sent by U.S. nationally-recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given (or actual delivery to such person’s address of record). The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.3           Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.4           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.5           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign or transfer its rights and obligations hereunder without the prior written consent of the Purchaser.

The Purchaser may freely assign and transfer its rights and obligations hereunder, including its right to purchase the Units, without the prior written consent of the Company.

5.6           No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns.

5.7           Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Las Vegas, Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Las Vegas, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8           Survival. The representations and warranties contained herein shall survive the Closings and the delivery of the Securities for the applicable statue of limitations. The covenants set forth in Section 4.3 and the indemnification provisions set forth in Section 4.2 shall survive for a period of one year past the termination of the Extension Period.

5.9           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature page were an original thereof.

5.10           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.11           Replacement of Certificates or other Instruments. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

5.12           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13           Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities including fees associated with filling the Registration Statement.

[Remainder of This Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.

By:
Name: Yin Wang
Title: Chief Executive Officer

With respect to Sections 2.1(b) and 2.1(c) only:

CORPORATE STOCK TRANSFER, INC.

By:
Name: Carylyn Bell
Title: President

PURCHASER SIGNATURE PAGE TO
WEIKANG BIO-TECHNOLOGY GROUP COMPANY, INC.
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first set forth above.

Name of Purchaser:	ARC China, Inc.

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:	Adam M. Roseman

Title of Authorized Signatory:	Founder & Chief Executive Officer

Email Address:	ar@arcinvestmentpartners.com

Telephone Number:	(310) 402-5901

Facsimile Number:	+86 (21) 6323 1717

Address of Purchaser:

23 on the Bund
The Bank of China Building, 14th Floor
23 Zhongshan East No. 1 Road
Shanghai 200002, P.R. China

Today’s Date: ____________________

Number of Units Subscribed for (subscribed for in multiples of two):

Total Purchase Price (US $1.75 per Unit):

Exhibit A

Certificate of Designation

Attached hereto.

Exhibit B

Registration Rights Agreement

Attached hereto.

Exhibit C

Warrant Agreement

Attached hereto.

Exhibit D

Company Wire Instructions

[To be provided.]